UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 4, 2010 (February 3, 2010)

BEST ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53260	02-0789714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road; Suite 825 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

    (713) 933-2600
(Registrant’s telephone number,
including area code)

__________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On February 3, 2010, Best Energy Services, Inc. (the “Company”), Bob Beeman Drilling Company, a wholly owned subsidiary of the Company (“BBD”), Best Well Service, Inc., a wholly owned subsidiary of the Company (“BWS”), and PNC Bank, National Association, as agent for the lenders (“PNC”), entered into that certain Waiver and Amendment No. 6 to Revolving Credit, Term Loan and Security Agreement (the “Sixth Amendment”).  The Sixth Amendment amended the Revolving Credit, Term Loan and Security Agreement dated February 14, 2008 between the Company, BBD, BWS and PNC, as subsequently amended by that certain Waiver and Amendment No. 1 dated April 15, 2009, that certain Waiver and Amendment No. 2 dated August 19, 2009, that certain Amendment No. 3 dated October 20, 2009, that certain Amendment No. 4 dated November 9, 2009 and that certain Waiver and Amendment No. 5 dated January 13, 2010 (the “Loan Agreement”) as follows: the amount available under the revolving credit line was temporarily increased by $2,150,000 from the date of the Sixth Amendment until the earlier of (i) February 27, 2010 and (ii) the date on which the Company completes an equity offering that yields net cash proceeds to the Company of at least $2.15 million (a “Successful Equity Offering”), after which time this additional availability will reduce to zero.  In addition, the Sixth Amendment conditionally waived the existing defaults that had occurred and were continuing as of the date of the Sixth Amendment.  The condition for this waiver is the completion of a Successful Equity Offering.  In the Sixth Amendment, PNC expressly reserves all of its rights and remedies under the Loan Agreement, the other documents and agreements entered into in connection with the Loan Agreement and at law, subject to the conditional waiver described above.  In addition, the Sixth Amendment requires that (i) the Company complete a Successful Equity Offering no later than February 27, 2010, (ii) no later than February 5, 2010, the amount of funds deposited into the escrow account established at PNC in connection with the pending Successful Equity Offering plus the amount of funds pledged by investors in the pending Successful Equity Offering pursuant to executed subscription agreements must be not less than $1,500,000, (iii) no later than February 15, 2010, the amount of funds deposited into the escrow account established at PNC in connection with the pending Successful Equity Offering plus the amount of funds pledged by investors in the pending Successful Equity Offering pursuant to executed subscription agreements must be not less than $2,400,000 and (iv) the Company deliver to PNC  amendments to PNC’s existing warrants to purchase 750,000 shares of the Company’s common stock reducing the exercise price thereof to $0.10 per share (as provided in the Waiver and Amendment No. 5).  The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  In consideration of the Sixth Amendment, the Company will (i) pay to its lenders a cash fee of $10,000, payable $5,000 on the date of the Sixth Amendment and $5,000 on February 18, 2010 (or earlier if an event of default occurs), (ii) pay to its lenders a cash fee of $50,000 if the Company completes a Successful Equity Offering that generates gross cash proceeds to the Company of at least $3,000,000 (as provided in the Waiver and Amendment No. 5) and (iii) concurrently with the completion of a Successful Equity Offering, issue to PNC a warrant to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.10 per share (in replacement of the warrant to purchase 1,250,000 shares of the Company’s common stock at an exercise price of $0.10 per share as provided in the Waiver and Amendment No. 5).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits

10. 1
Waiver and Amendment No. 6 to Revolving Credit, Term Loan and Security Agreement dated as of February 3, 2010 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2010

BEST ENERGY SERVICES, INC.

By:	/s/ Mark G. Harrington
Mark G. Harrington
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1
Waiver and Amendment No. 6 to Revolving Credit, Term Loan and Security Agreement dated as of February 3, 2010 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.